[LETTERHEAD OF SULLIVAN & CROMWELL]


                                                                    May 28, 1999



Seligman Municipal Fund Series, Inc.,
   100 Park Avenue, 8th Floor,
          New York, New York  10017.

Ladies and Gentlemen:

     We hereby consent to the reference to us in the Registration Statement for Seligman Municipal Fund Series, Inc. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under
Section 7 of the Securities Act of 1933, as amended.

                                                      Very truly yours,

                                                      /s/ SULLIVAN & CROMWELL